UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2011

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane
Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On January 23, 2011, Casella Waste Systems, Inc. (the “Company”), its wholly owned subsidiary KTI, Inc. (“KTI”), CE Holdings II, LLC (“CE”) and CE Holding Company, LLC (“CE Parent”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) pursuant to which the Company and KTI agreed to sell to CE all of their equity interests in FCR, LLC (“FCR”) and its subsidiaries and Blue Mountain Recycling LLC (“BMR”), including the Company’s interest in specified patents and patent applications and related intellectual property (the “Transaction”).  CE will pay the Company and KTI a total purchase price of $130.4 million in cash, subject to adjustments set forth in the Purchase and Sale Agreement.  The purchase price is subject to adjustment for working capital, FCR Indebtedness and transaction expenses.

The Purchase and Sale Agreement contains customary representations, warranties and covenants of the Company and CE.  In addition, the Purchase and Sale Agreement contains negotiated covenants regarding non-competition by CE with the Company’s businesses inside the States of Vermont, Maine, New Hampshire, and New York, the Commonwealth of Massachusetts and specified counties in the Commonwealth of Pennsylvania (the “Franchise Territory”) and by the Company outside the Franchise Territory with respect to CE’s business of (A) standalone materials recovery facilities, (B) production and processing of engineered feedstock for resale or (C) providing brokerage services for the marketing and sale of reusable commodities produced from recyclable materials sourced outside of the Franchise Territory (except for those brokerage activities included in the Company’s National Accounts Program).   If the Company seeks an equity partner or operator for any standalone materials recovery facility or facility for the manufacturing of engineered feedstock to be located within the Franchise Territory, the Company must offer that opportunity to CE.

The Purchase and Sale Agreement provides for indemnification (subject to a “basket” of $1.5 million and a limitation of $15 million for breaches of representations and warranties) in respect of breaches of representations and warranties, covenants and other specified matters, including specified environmental matters.

The Purchase and Sale Agreement provides the parties with specified termination rights, including, in the case of the Company, a right to terminate if CE fails to close the transaction following satisfaction of all conditions to closing at any time on or after March 15, 2011.  In such an event, CE must pay to the Company, as the Company’s sole and exclusive remedy, a termination fee in the amount of six million five hundred thousand dollars ($6,500,000) (the “Reverse Break-up Fee”).  Concurrent with the execution of the Purchase and Sale Agreement, CE has delivered to the Company limited guarantees of each of its financial sponsors, pursuant to which each financial sponsor has guaranteed payment to the Company of such financial sponsor’s pro-rata share of the Reverse Break-up Fee.

The closing of the Transaction is subject to approvals and the satisfaction of other customary closing conditions.  The Transaction is expected to close in the fourth quarter of fiscal

2011 or the first quarter of fiscal 2012.   No stockholder vote is required in connection with the transaction.

In connection with the Purchase and Sale Agreement, the Company will execute certain ancillary agreements, including a marketing and brokerage agreement pursuant to which CE will provide certain sales and marketing activities with respect to the commodities produced at certain of the Company’s recycling facilities and a transition services agreement.  CE will also enter into  a License Agreement with the Company.  Under the terms of the License Agreement, CE will grant to the Company and its subsidiaries a royalty-free, paid-up, perpetual license inside the Franchise Territory to use the intellectual property transferred by the Company to CE pursuant to the Purchase and Sale Agreement and a royalty-free, paid-up, perpetual license outside the Franchise Territory to use the intellectual property within the scope of activities permitted under the Purchase Agreement’s non-competition restrictions. If the Company elects to utilize certain licensed intellectual property as relates to the production or processing of engineered feedstock in connection with the operation of a renewable energy, refuse to energy gasification or similar project using engineered feedstock that converts waste to energy, CE will have certain rights to participate in such opportunity through an equal partnership with the Company.

The Purchase and Sale Agreement contains representations and warranties that the Company, KTI and CE made as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the Purchase and Agreement among the Company, KTI and CE and may be subject to important qualifications and limitations agreed to by the Company, KTI and CE in connection with negotiating its terms.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk among the Company, KTI and CE rather than establishing matters as facts.  For the foregoing reasons, no person should rely on the representations and warranties contained in the Purchase and Sale Agreement as statements of factual information at the time they were made or otherwise.

On January 24, 2011, the Company issued a press release announcing, among other things, the execution of the Purchase and Sale Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the execution of the Purchase and Sale Agreement described in Item 1.01 of this Current Report on Form 8-K, on January 22, 2011, James Bohlig, a member of the Company’s board of directors and the Company’s Chief Development Officer and President of the Renewables Group, informed the Company that he will resign as an employee and director of the Company, effective upon the closing of the Transaction (the “Effective Date”).  Mr. Bohlig’s decision to resign was based on his acceptance of the chief executive officer position at CE.  Mr.

Bohlig will continue to serve as a director and an employee of the Company through the Effective Date.

Item 8.01.  Other Events.

Tender Offer

On January 24, 2011, the Company announced that it commenced a cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation,” and together with the Tender Offer, the “Offer”) for any and all of the 9.75% Senior Subordinated Notes due 2013 (CUSIP Number 147448AB0) of the Company.  The Offer will expire at 8:00 a.m., New York City time, on February 22, 2011, unless extended.

A copy of the Company’s press release announcing the Offer is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.  The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.2 are for information purposes only and do not constitute an offer to purchase the 9.75% Senior Subordinated Notes due 2013 or a solicitation of consents to amend the indenture governing such notes.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: January 24, 2011	By:	/s/ Edwin D. Johnson
		Name:	Edwin D. Johnson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Casella Waste Systems, Inc. dated January 24, 2011.
99.2	Press release of Casella Waste Systems, Inc. dated January 24, 2011.